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                                                               EXHIBIT NO. 99.15


                                    MFS FUNDS
          AMENDED AND RESTATED PLAN PURSUANT TO RULE 18F-3(d) UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

Effective September 6, 1996, as amended and restated April 17, 2002

         This Plan relating to Multiple Classes of Shares (the "Plan") has been adopted by each of the registered investment companies (the "Trust" or "Trusts"), identified on behalf of its various series from time to time on Exhibit A hereto, severally and not jointly, pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the "1940 Act"), and sets forth the differences in expenses among the classes of shares representing interests in the same portfolio issued by the Trusts under a multiple distribution arrangement and the conversion and exchange feature, if any, of each such class of shares (the "Multiple Distribution System").

A.       THE TRUSTS AND FUNDS

         Each Trust is an open-end management investment company registered under the 1940 Act, some consisting of multiple investment portfolios or series, each of which has separate investment objectives and policies and segregated assets (the "Fund" or "Funds").

         Each Trust (if it has no series) and each Trust on behalf of each Fund (if it has series) has entered into an investment advisory agreement with Massachusetts Financial Services Company or an affiliate thereof ("MFS") pursuant to which MFS, subject to the general supervision of the Board of Trustees of the Trust, provides portfolio management services. Each Trust has also entered into an administrative services agreement with MFS pursuant to which MFS provides financial operations, legal and other administrative services to each Fund. Each Trust has also entered into a distribution agreement with MFS Fund Distributors, Inc. ("MFD") to provide certain distribution services for the Fund, pursuant to which MFD acts as each Fund's distributor. Certain Funds have adopted a distribution plan (a "Rule 12b-1 Plan") in accordance with Rule 12b-1 under the 1940 Act. Transfer agency and recordkeeping functions are provided to each Fund by MFS Service Center, Inc. ("MFSC") pursuant to a shareholder servicing agent agreement. Certain Trusts, on behalf of certain of their series which offer 529 share classes, have entered (or intend to enter) into an agreement with MFS pursuant to which MFS renders administrative services relating to qualified state tuition programs established in accordance with Section 529 of the Internal Revenue Code through which the 529 share classes are sold.


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B.       SHARE CLASSES

         THE FUNDS OFFER CLASS A, CLASS B, CLASS C, CLASS 529A, CLASS 529B, CLASS 529C, CLASS I AND CLASS J SHARES AS SPECIFIED IN THE RULE 12b-1 PLAN. CLASS 529A, CLASS 529B AND CLASS 529C SHARES HAVE IDENTICAL CHARACTERISTICS FOR PURPOSES OF THIS RULE 18f-3 PLAN AS THE CORRESPONDING CLASS A, CLASS B AND CLASS C SHARES. THEREFORE, UNLESS NOTED OTHERWISE, REFERENCE IN THIS 18f-3 PLAN TO CLASS A, CLASS B AND CLASS C SHARES WILL REFER TO THE CORRESPONDING CLASS 529A, CLASS 529B AND CLASS 529C SHARES.

C.       THE MULTIPLE DISTRIBUTION SYSTEM

         Under the Multiple Distribution System, each Fund may provide investors with the option of purchasing shares either (1) with a front-end sales load (except sales of $1 million or more and purchases by certain retirement plans, which are subject to a contingent deferred sales charge ("CDSC")) which may vary among Funds and, in some cases, a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan ("Class A shares") or (2) without a front-end sales load, but subject to a CDSC as well as a distribution fee and/or a service fee pursuant to a Rule 12b-1 Plan ("Class B shares") or (3) without a front-end load, but subject to a CDSC, (which may differ from the CDSC applicable to Class B shares) as well as a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan ("Class C shares"), (4) without a front-end load or CDSC and without a distribution or service fee pursuant to a Rule 12b-1 plan ("Class I shares") or (5) with a lower front-end sales load than Class A shares and a higher distribution fee and/or service fee pursuant to a Rule 12b-1 Plan than Class A shares ("Class J shares"). Some of the Funds presently offer only certain of these classes of shares to investors. This Plan shall apply to the classes of shares of each Fund only to the extent each Trust has designated particular classes of shares for that Fund. The Funds may from time to time create one or more additional classes of shares, the terms of which may differ from the Class A shares, Class B shares, Class C shares, Class I shares and Class J shares described below.

         1.       Class A Shares

                  Class A shares are offered to investors at net asset value plus a front-end sales load (except for certain sales, which are subject to a CDSC). The sales load is at rates competitive in the industry and is subject to reduction for larger purchases and under a right of accumulation or a letter of intention. In accordance with Section 22(d) of the 1940 Act, the front-end sales load is waived for certain types of investors or in


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                  connection with certain classes of transactions. Class A
                  shareholders are assessed an ongoing service fee and/or distribution fee under a Rule 12b-1 Plan based upon a percentage of the average daily net asset value of the Class A shares. Proceeds from the front-end load, service fee and distribution fee are used by MFD primarily to pay initial commissions, ongoing service fees and certain distribution-related expenses, respectively. Amounts payable under the Rule 12b-1 Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect.

         2.       Class B Shares

                  Class B shares are offered to investors at net asset value without the imposition of a sales load at the time of purchase. However, an investor's proceeds from a redemption of Class B shares (on which a dealer commission has been paid) within a specified period of time after purchase may be subject to a CDSC. The CDSC is paid to and retained by MFD. The amount of any applicable CDSC will be based upon the lower of the net asset value at the time of purchase or at the time of redemption as required by Rule 6c-10 under the 1940 Act. Class B shares that are redeemed will not be subject to a CDSC to the extent that the shares represent (1) reinvestment of dividends or capital gain distributions, (2) shares redeemed after a defined period of time, or (3) increases in the value of an account due to capital appreciation. Class B shareholders are assessed a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan. Class B shares that are outstanding for a specified period of time will convert to Class A shares of the Fund. See "Conversion Features" below. Amounts payable under the Rule 12b-1 Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect.

         3.       Class C Shares

                  Class C shares are offered to investors at net asset value without the imposition of a front-end sales load. Class C shareholders are assessed a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan. In addition, an investor's proceeds from a redemption of Class C shares (on which a dealer commission has been paid) within a specified period of time after purchase may be subject to a CDSC. The CDSC is paid to and

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                  retained by MFD. Class C shares that are redeemed will not be subject to a CDSC to the extent that the shares represent (i) reinvestment of dividends or capital gains distributions, (ii) shares redeemed after a defined period of time, or (iii) increases in the value of an account due to capital appreciation. Class C shares differ from Class B shares in that (i) the Class C shares would be subject to a lower CDSC than the Class B shares (ii) the CDSC would be imposed on the Class C shares for a shorter period of time than the Class B shares and (iii) Class C shares do not convert to any other class of shares. Amounts payable under the Rule 12b-1 Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect.

         4.       Class I Shares

                  Class I shares are offered to certain investors at net asset value without the imposition of a front-end load or a CDSC and without a distribution fee and/or service fee pursuant to a Rule 12b-1 Plan.

         5.       Class J Shares

                  Class J shares are offered exclusively to investors in Japan at net asset value plus a front-end sales load. The sales load is at rates competitive for investment products offered to retail investors in Japan. In accordance with Section 22(d) of the 1940 Act, the front-end sales load may be waived for certain types of investors or in connection with certain classes of transactions. Class J shareholders are assessed an ongoing service fee and/or distribution fee under a Rule 12b-1 Plan based upon a percentage of the average daily net asset value of the Class J shares. Proceeds from the front-end load, service fee and distribution fee are used by MFD primarily to pay initial commissions, ongoing service fees and certain distribution-related expenses, respectively. Amounts payable under the Rule 12b-1 Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of each Trust as from time to time in effect.

D.       EXPENSES

         Under the Multiple Distribution System, all expenses incurred by a Fund are borne proportionately by each class of shares based on the relative net assets attributable to each such class, except for the (i) different distribution and service fees (and any other costs relating to implementing the Rule 12b-1 Plan

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         or an amendment to such Plan including obtaining shareholder approval of the Rule 12b-1 Plan or an amendment to such Plan); (ii) printing and postage expenses; and (iii) shareholder servicing, administration and other fees attributable to a class, which will be borne directly by each respective class.

E.       CONVERSION FEATURES

         1.       Conversion of Class B shares

                  If a shareholder's Class B shares of a Fund remain outstanding for a specified period of time, they will automatically convert to Class A shares of that Fund at the relative net asset values of each of the classes, and will thereafter be subject to the lower fee under the Class A Rule 12b-1 Plan (the Class B shares will convert into Class A shares, and Class 529B shares will convert to Class 529A shares). Shares purchased through the reinvestment of distributions paid in respect of Class B shares will be treated as Class B shares for purposes of the payment of the distribution and service fees under the Rule 12b-1 Plan applicable to Class B shares. However, for purposes of conversion to Class A, all shares in a shareholder's account that were purchased through the reinvestment of distributions paid in respect of Class B shares (and which have not converted to Class A shares as provided above) will be held in a separate sub-account. Each time any Class B shares in the shareholder's account (other than those in the sub-account) convert to Class A, a portion of the Class B shares then in the sub-account will also convert to Class A. The portion will be determined by the ratio that the shareholder's Class B shares not acquired through distributions that are converting to Class A bears to the shareholder's total Class B shares not acquired through distributions.

         2.       Conversion of Other Classes

                  Any other class of shares may provide that shares in that class (the "Purchase Class") will, after a period of time, automatically convert into another class of shares (the "Target Class") in accordance with the provisions of Rule 18f-3. Such a conversion feature would be described in the relevant Fund's prospectus.

         3.       General

                  Any conversion of shares of one class to shares of another class would be subject to the continuing availability of a ruling of the Internal Revenue

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                  Service or an opinion of legal counsel to the effect that the conversion of these shares does not constitute a taxable event under federal tax law. Any such conversion may be suspended if such a ruling or opinion is no longer available. In the event such conversion does not occur, these shares would continue to be subject for an indefinite period to the higher distribution fees and, in some cases, higher shareholder servicing fees of the class.

F.       EXCHANGE FEATURES

         Each class of shares may have different exchange features applicable to the shares of that class. Currently, Class A shares of a Fund may be exchanged, either all or in part, at net asset value for Class A shares of another Fund. Class A shares of MFS Cash Reserve Fund may be exchanged for Class A shares of another Fund at net asset value plus that Fund's normal front-end load (except in certain situations described in MFS Cash Reserve Fund's prospectus). Class B shares may be exchanged, either all or in part, at net asset value for Class B shares of another Fund. Class C shares may be exchanged, either all or in part, at net asset value for Class C shares of another Fund. The same exchange privilege rules apply to the Class 529 share classes (e.g., Class 529A shares of one Fund may be exchanged for Class 529A shares of another Fund). Class I shares may be exchanged, either all or in part, at net asset value for Class I shares of another Fund available for purchase by the shareholder and for shares of the MFS Money Market Fund. Class J shares of a Fund may be exchanged, either all or in part, at net asset value for Class J shares of another Fund. With respect to an exchange involving shares subject to a CDSC, the CDSC will be unaffected by the exchange and the holding period for purposes of calculating the CDSC will carry over to the acquired shares. Each exchange is subject to share availability and must involve shares having an aggregate minimum value as set forth in the Fund's prospectus. Shares of one class may not be exchanged for shares of any other class.

G.       PLAN DURATION

         This Plan shall continue in effect indefinitely unless terminated or amended as provided herein.

H.       TERMINATION AND AMENDMENT PROCEDURE


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         This Plan may be terminated at any time by a vote of a majority of the
         Trustees who are not "interested persons" of the Trust ("Disinterested Trustees") or by a vote of the holders of a "majority of the outstanding voting securities" of the Trust. No material amendment may be made to this Plan without the approval of a majority of the Trustees, including a majority of the Disinterested Trustees, after a finding that the Plan is in the best interests of each class of shares individually and each Fund as a whole. This Plan may be amended without Trustee approval to make a change that is not material which includes, by way of example, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof.

I.       SCOPE OF TRUST'S OBLIGATIONS

         A copy of the Declaration of Trust of each Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. It is acknowledged that the obligations of or arising out of this Plan are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. If this Plan is adopted by the Trust on behalf of one or more series of the Trust, it is further acknowledged that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this Plan are binding solely upon the assets or property of the series on whose behalf the Trust has adopted this Plan. If the Trust has adopted this Plan on behalf of more than one series of the Trust, it is also acknowledged that the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and no series shall be responsible for the obligations of another series.

J.       MISCELLANEOUS PROVISIONS

         As used in this Plan, the terms "interested person" and "majority of the outstanding voting securities" are used as defined in the 1940 Act, and in accordance with each Trust's Declaration of Trust. This Plan shall be administered and construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable provisions of the 1940 Act and the Rules and Regulations promulgated thereunder. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.




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                                    EXHIBIT A

                              Dated: April 17, 2002


MFS(R) SERIES TRUST I:
MFS(R) Managed Sectors Fund
MFS(R) Cash Reserve Fund
MFS(R) Global Asset Allocation Fund
MFS(R) Strategic Growth Fund
MFS(R) Research Growth and Income Fund
MFS(R) Core Growth Fund
MFS(R) Value Fund
MFS(R) New Discovery Fund
MFS(R) Technology Fund
MFS(R) Research International Fund
MFS(R) Global Telecommunications Fund
MFS(R) Japan Equity Fund

MFS(R) SERIES TRUST II:
MFS(R) Emerging Growth Fund
MFS(R) Large Cap Growth Fund

MFS SERIES TRUST III:
MFS(R) High Income Fund
MFS(R) Municipal High Income Fund
MFS(R) High Yield Opportunities Fund

MFS SERIES TRUST IV:
MFS(R) Municipal Bond Fund
MFS(R) Mid Cap Growth Fund

MFS SERIES TRUST V:
MFS(R) Total Return Fund
MFS(R) Research Fund
MFS(R) International New Discovery Fund
MFS(R) International Strategic Growth Fund
MFS(R) International Value Fund

MFS SERIES TRUST VI:
MFS(R) Global Total Return Fund
MFS(R) Utilities Fund
MFS(R) Global Equity Fund

MFS SERIES TRUST VII:
MFS(R) Global Governments Fund
MFS(R) Capital Opportunities Fund

MFS SERIES TRUST VIII:
MFS(R) Strategic Income Fund
MFS(R) Global Growth Fund
MFS(R) Tax Managed Equity Fund

MFS SERIES TRUST IX:
MFS(R) Bond Fund
MFS(R) Limited Maturity Fund
MFS(R) Municipal Limited Maturity Fund
MFS(R) Intermediate Investment Grade Bond Fund
MFS(R) Research Bond Fund
MFS(R) Emerging Opportunities Fund
MFS(R) Large Cap Value Fund
MFS(R) High Quality Bond Fund

MFS SERIES TRUST X:
MFS(R) Conservative Allocation Fund
MFS(R) Moderate Allocation Fund
MFS(R) Growth Allocation Fund
MFS(R) Aggressive Growth Allocation Fund
MFS(R) Government Mortgage Fund
MFS(R) Emerging Markets Equity Fund
MFS(R) International Growth Fund
MFS(R) International Investors Trust
MFS(R) Strategic Value Fund
MFS(R) Emerging Markets Debt Fund
MFS(R) Income Fund
MFS(R) European Equity Fund
MFS(R) High Yield Fund
MFS(R) Concentrated Growth Fund
MFS(R) New Endeavor Fund
MFS(R) Fundamental Growth Fund
MFS(R) Gemini Large Cap U.S. Fund


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MFS(R) Gemini U.K. Fund
MFS(R) Global Financial Services Fund
MFS(R) Global Health Sciences Fund
MFS(R) Global Conservative Equity Fund
MFS(R) International ADR Fund
MFS(R) International Core Equity Fund
MFS(R) Multi Cap Growth Fund
MFS(R) Emerging Companies Fund
MFS(R) Select Growth Fund

MFS SERIES TRUST XI:
MFS(R) Union Standard Equity Fund
MFS Mid Cap Value Fund
Vertex Contrarian Fund
Vertex International Fund

MFS MUNICIPAL SERIES TRUST:
MFS(R) Alabama Municipal Bond Fund
MFS(R) Arkansas Municipal Bond Fund
MFS(R) California Municipal Bond Fund
MFS(R) Florida Municipal Bond Fund
MFS(R) Georgia Municipal Bond Fund
MFS(R) Maryland Municipal Bond Fund
MFS(R) Massachusetts Municipal Bond Fund
MFS(R) Mississippi Municipal Bond Fund
MFS(R) New York Municipal Bond Fund
MFS(R) North Carolina Municipal Bond Fund
MFS(R) Pennsylvania Municipal Bond Fund
MFS(R) South Carolina Municipal Bond Fund
MFS(R) Tennessee Municipal Bond Fund
MFS(R) Virginia Municipal Bond Fund
MFS(R) West Virginia Municipal Bond Fund
MFS(R) Municipal Income Fund
MFS(R) New York High Income Tax Free Fund
MFS(R) Massachusetts High Income Tax Free Fund

Massachusetts Investors Trust

Massachusetts Investors Growth Stock Fund

MFS(R) Growth Opportunities Fund

MFS(R) Government Securities Fund

MFS(R) Government Limited Maturity Fund


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